UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 27, 2009

Chemtura Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-15339 (Commission file number)	52-2183153 (IRS employer identification number)

199 Benson Road, Middlebury, Connecticut (Address of principal executive offices)		06749 (Zip Code)

(203) 573-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain  Officers; Compensatory Arrangements of Certain Officers.

(e)  Compensatory Arrangements of Certain Officers.

On July 27, 2009, the Organization, Compensation & Governance Committee of the Chemtura Corporation Board of Directors (the “Committee” and the “Board”, respectively), adopted the 2009 Chemtura Corporation Management Incentive Program (the “2009 MIP”), subject to the approval of the United States Bankruptcy Court for the Southern District of New York, which approval was received on July 28, 2009. The 2009 MIP is an annual performance-based cash incentive program established pursuant to the 2005 Chemtura Corporation Short-Term Incentive Plan (the “2005 STIP”). The 2009 MIP provides each participant, including executive officers, with an opportunity to earn compensation in the form of an annual cash incentive (a “MIP Award”), based on the attainment of pre-established performance goals.  Participants in the 2009 MIP fall into one of three groups, Executive Participants, Function Participants and Business Participants, as determined by the Committee and, where applicable, the Board. There will be no payout under the 2009 MIP unless minimum threshold Consolidated EBITDA is achieved.  A participant’s MIP Award is calculated by multiplying his or her target bonus percentage by the results achieved for the applicable performance goal, up to a maximum of 200% of target, subject to adjustment up or down based on the Company’s safety performance over the performance period, as determined by reference to the number of recordable safety incidents at the Company’s facilities.  The Company is currently preparing formal plan documents.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chemtura Corporation (Registrant)
By: /s/ Robert J. Cicero Name: Robert J. Cicero Title: Assistant Secretary

Date: July 31, 2009

Exhibit Index

Exhibit Number                                           Exhibit Description

None.